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                                                                    Exhibit 21.1

                             Control Devices, Inc.
                             List of Subsidiaries

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Subsidiaries                                                       Place of Incorporation
--------------------------------------------------                 -------------------------------
Realisations et Diffusion pour I'Industrie ("RDI")                 France

RDI Management Company, Inc. ("RDIM")                              Indiana

Control Devices FSC, Inc.                                          St. Thomas U.S. Virgin Islands

CDI Netherlands B.V.                                               Netherlands

Control Devices Inc. N.V.                                          Curacao Netherlands Antilles
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